                                                                    EXHIBIT 10.7

                          RIGHT OF REFUSAL AGREEMENT

         THIS RIGHT OF REFUSAL AGREEMENT (Agreement) is made effective as of this 16th day of December, 1996, by and among WorldCom, Inc., a Georgia corporation ("WCOM"), Edward J. Driscoll, III ("Driscoll") and Allen L. Witters ("Witters").

                                   RECITALS

         Netco Communications Corporation, a Minnesota Corporation ("Netco"), is engaged in the design, development and deployment of a high-speed, transaction based electronic data transportation and delivery service. Netco presently serves as its own transfer agent for its Common Stock.

         Driscoll is the Chief Executive Officer of Netco. Driscoll owns four hundred thousand (400,000) shares of the Common Stock of Netco represented by Certificate No. 1 standing in his name on the books and records of Netco, and also enjoys an option to acquire, according to the terms thereof, an additional four hundred thousand (400,000) shares of the Common Stock of Netco. The four hundred thousand (400,000) shares of Netco Common Stock presently owned by Driscoll, together with any additional shares of Netco Common Stock which Driscoll may acquire in the future by reason of the exercise of the option or otherwise are herein referred to as the "Driscoll Shares".

         Witters is the Chief Technology Officer of Netco. Witters owns four hundred thousand (400,000) shares of the Common Stock of Netco represented by Certificate No. 2 standing in his name on the books and records of Netco, and also enjoys an option to acquire, according to the terms thereof, an additional four hundred thousand (400,000) shares of the Common Stock of Netco. The four hundred thousand (400,000) shares of Netco Common Stock presently owned by Witters, together with any additional shares of Netco Common Stock which Witters may acquire in the future by reason of the exercise of the option or otherwise are herein referred to as the "Witters Shares".

         Driscoll and Witters are each founders of Netco and comprise its principal executive and technical management. The Driscoll Shares and the Witters Shares are sometimes referred to herein as "Shares."

         WCOM and Netco have, contingent upon the execution hereof, entered into a certain Preferred Stock, Subordinated Note and Warrant Purchase Agreement, dated November 14, 1996, as amended (the "WCOM Agreement"), contemplating a substantial investment by WCOM into Netco.

         WCOM, Driscoll and Witters each desire preserve and provide for the successful continuity of Netco's management and thereby to provide for the orderly disposition of the Driscoll Shares and the Witters Shares under the circumstances contemplated in this Agreement.

         In consideration of WCOM entering into the WCOM Agreement with Netco, and in the further consideration of the mutual promises, covenants and conditions herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Driscoll, Witters and WCOM agree as follows:

         1.) Restriction on Transfer. Neither Driscoll nor Witters may sell or
             -----------------------
engage in any transaction which will result in a change of beneficial or record ownership of any of the Shares held by them including, without limitation, a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (a transfer) except as provided in this Agreement, and any transfer of the Shares or attempt to transfer the Shares in contravention of this Agreement shall be void and ineffective for any purpose or confer in any transferee or purported transferee any rights whatsoever. This restriction shall apply only to the Shares identified in the Recitals, and shall not apply to other shares of Netco which either Driscoll or Witters may acquire in the future.

         2.) Rights of First and Second Refusal. In the event either Driscoll or
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Witters (the "Selling Shareholder") proposes to transfer or is required by operation of law or other involuntary transfer any or all of the Shares (the "Offered Shares") then standing in the his name during the term of this Agreement, he shall first offer such shares to the other ("Offeree") in accordance with the following provisions:

         (a) The Selling Shareholder shall deliver written notice (Notice) to the Offeree, to WCOM and to NETCO stating (i) the Selling Shareholder's intention to transfer the Offered Shares, (ii) the identity of the proposed transferee, (iii) the price at which the Selling Shareholder proposes to transfer the Offered Shares, and (iv) the terms of payment upon which the Offered Shares are proposed to be transferred.

         (b) Within thirty (30) days after receipt of the Notice, the Offeree shall have the first right to purchase or obtain such shares, upon the price and the terms of payment designated in the Notice.

         (c) If the Offeree elects not to purchase or obtain all of the Offered Shares designated the Notice, then WorldCom shall have thirty (30) days to purchase or obtain such of the Shares not acquired by the Offeree, at the price and terms of payment designated in the Notice.

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

         (d) If neither the Offeree nor WCOM elect to purchase or obtain all of the shares designated in the Notice, then the Selling Shareholder may transfer the shares referred to in the Notice to the proposed transferee named therein, providing (i) such transfer is completed within sixty (60) days following expiration of WorldCom's right to purchase or obtain such shares, and (ii) is made at the price and on the terms designated in the Notice.

         (e) Any of the Shares once offered pursuant to this Paragraph 2 which are not sold and transferred in accordance with the provisions of Subparagraph 2(d) must be again offered to the Offeree Shareholder and to WCOM by Notice in accordance with this Paragraph 2 prior to any other or subsequent proposed transfer of Shares.

         3.) Legend on Stock Certificates. (a) Each certificate representing the
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Shares now owned (or hereafter issued pursuant to exercise of the stock options referred to in the Recitals) shall be endorsed prominently with the following legend:

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER RIGHT OF FIRST AND SECOND REFUSAL AGREEMENT BETWEEN WORLDCOM, INC., AND THE SHAREHOLDERS THAT ARE SIGNATORY THERETO, PROVIDING FOR, AMONG OTHER MATTERS, A RIGHT OF FIRST REFUSAL IN FAVOR OF THE SIGNATORY SHAREHOLDERS AND WORLDCOM TO PURCHASE THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF NETCO COMMUNICATIONS CORPORATION, 102 UNION PLAZA, 333 N. WASHINGTON AVENUE, MINNEAPOLIS, MINNESOTA 55401.

         (b) Driscoll and Witters each agree to promptly present the certificates representing the Shares held by each, respectively, to Netco for endorsement with the above referenced legend.

         (c) Driscoll and Witters each agree that Netco may enter stop transfer instructions against any transfer of any of the Shares made in contravention of the provisions of Paragraph 2 of this Agreement, whether such shares be represented by a certificate issued to them or be uncertificated shares of Netco.

         4.) Term of the Agreement. The restrictions on transfer of Shares set
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forth in Paragraph 1 of this Agreement together with the obligations of Notice and offer set forth in Paragraph 2 of this Agreement shall immediately terminate upon the earlier to occur of any of the following:

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

         (a) Upon the dissolution or bankruptcy of Netco.

         (b) Upon Netco's becoming required to file periodic reports under
             Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

         (c) Upon December 31, 2000.

         (d) Upon consummation of a sale made in accordance with Paragraph 2 of this Agreement to a person who is not a party to this Agreement.

         5.) Modification. This Agreement, as applied to any Shareholder, may
             ------------
be amended at any time by the written agreement of WorldCom and a Shareholder affected thereby.

         6.) Notice. Any Notice required or permitted hereunder shall be
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delivered in person or sent by telecopier, air courier, or certified mail, return receipt requested, postage and fees prepaid in all cases to the person entitled to receive such Notice addressed as follows:

         (a) If to Driscoll:

             Edward J. Driscoll
             2500 Christian Drive
             Chaska, Minnesota 55318

         (b) If to Witters:

             Allen L. Witters
             9640 Eden Prairie Road
             Eden Prairie, Minnesota 55437

         (c) If to WCOM:

             WorldCom Inc.
             515 E. Amite
             Jackson, Mississippi 39201
             Attention: K. William Grothe, Jr.
                        Vice President

         (b) If to Netco:

             Netco Communications Corporation
             104 Union Plaza
             333 North Washington Ave.
             Minneapolis, MN 55401

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

             with a copy to:

             WorldCom Inc.
             515 E. Amite
             Jackson, Mississippi 39201
             Attention:   K. William Grothe, Jr.
                          Vice President

Notice shall be effective upon delivery if it is hand delivered; upon receipt if it is transmitted by telecopier, air courier or registered, certified, or express mail; upon expiration of the third business day after deposit on the United States mail if mailed from and to an address in the United States; and upon expiration of the tenth (10th) business day after deposit on the United States mail if mailed from or to an address outside the United States.

         7.)  Succession. This Agreement shall be binding upon and inure to the
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benefit of parties hereto and upon their permitted successors and interests of any kind whatsoever, their heirs, executives, administrators and personal representatives.

         8.)  Governing Law. This Agreement shall be governed in all respects by
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the laws of the State of Minnesota as such laws are applied to agreements between residents entered into and to be performed entirely within Minnesota and without regard to the conflicts of law provisions thereof. The parties hereby irrevocably consent to the exclusive jurisdiction and venue of the state or federal courts located in the State of Minnesota, County of Hennepin, for the resolution of any disputes arising out of this Agreement.

         9.)  Counterparts. This Agreement may be signed in any number of
              ------------
counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

         10.) Sole Agreement. This Agreement constitutes the entire agreement
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and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements and understandings pertaining thereto whether oral or written.

         11.) Construction. The titles of the sections of this Agreement are
              ------------
for convenience of reference only and are not to be considered in construing this Agreement. The language of this Agreement shall be construed for its fair meaning and not strictly for or against any party.

         12.) Effectiveness. This Agreement shall become effective as of the
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day and year first above written upon the acknowledgment and consent of Netco in accordance with the Acknowledgment appended to this Agreement.

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

         IN WITNESS WHEREOF, the parties have executed this Right of Refusal Agreement as of the day and year first above written.

WORLDCOM, INC.                             EDWARD J. DRISCOLL, III

By: /s/ K. William Grothe, Jr.             /s/ Edward J. Driscoll, III
    --------------------------             ----------------------------
    K. William Grothe, Jr.                 Edward J. Driscoll, III
    Vice President

                                           ALLEN L. WITTERS

                                           /s/ Allen L. Witters
                                           ----------------------------
                                           Allen L. Witters

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

                                ACKNOWLEDGMENT


     Netco Communications Corporation, a Minnesota corporation, acting in its capacity as transfer agent for its Common Stock, hereby acknowledges its receipt of the Right of Refusal Agreement, dated as of December 16th, 1996, among Edward
J. Driscoll, III, Allen L. Witters and WorldCom, Inc.




                                             NETCO COMMUNICATIONS
                                             CORPORATION



Date: December 16, 1996                      By: /s/ Edward J. Driscoll, III
                                                ------------------------------
                                                  Edward J. Driscoll, III
                                                  President


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